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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  June 30, 2006

                        CONSUMER PORTFOLIO SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                  001-14116                  33-0459135
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(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)

                   16355 Laguna Canyon Road, Irvine, CA 92618
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               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 753-6800

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of June 30, 2006, the registrant, Consumer Portfolio Services, Inc. ("CPS"), its wholly owned subsidiary Page Funding LLC ("Borrower") and Wells Fargo Bank, National Association ("Trustee"), with the consent of UBS Real Estate Securities Inc. ("Lender") amended the Sale and Servicing Agreement governing a $200 million revolving warehouse credit facility. Under this facility, CPS sells eligible receivables to the Borrower, which in turn pledges the receivables to Trustee as collateral for borrowings from Lender. The material terms of the amendment are these: (i) the maximum percentage of receivables principal amount that Borrower may borrow is increased to 83%, and (ii) the Lender is paid an amendment consent fee of $100,000.

CPS disclaims any implication that the agreements so amended are other than agreements entered into in the ordinary course of CPS's business.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CONSUMER PORTFOLIO SERVICES, INC.

Dated: July 7, 2006               By: /s/ JEFFREY P. FRITZ
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                                         Jeffrey P. Fritz
                                         Sr. Vice President & Chief Financial
                                         Officer